EXHIBIT 21

SUBSIDIARIES OF UGI CORPORATION

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.	100%	DE
AmeriGas Propane GP, LLC	100%	DE
AmeriGas Propane, L.P. (3), (4), (5)	(2)	DE
902 Gilbert Street, LLC	100%	NC
AmeriGas Eagle Holdings, Inc.	100%	DE
AmeriGas Propane Parts & Service, Inc.	100%	PA
AmeriGas Propane Holdings, Inc.	100%	DE
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
MOUNTAINTOP ENERGY HOLDINGS LLC	100%	DE
MOUNTAINEER GAS COMPANY	100%	WV
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, LLC	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CENTRAL GAS CONTROL, LLC	100%	DE
UGI ENERGY SERVICES, LLC	100%	PA
Energy Services Funding Corporation	100%	DE
Homestead Holding Company	100%	DE
UGI Appalachia, LLC	100%	DE
UGI Gibraltar Gathering, LLC	100%	DE
UGI Moraine East Gathering, LLC	100%	DE
Pennant Midstream, LLC	100%	DE
Pennant Field Gathering, LLC	100%	DE
Pennant NGL, LLC	100%	DE
Pennant Processing, LLC	100%	DE
Pennant Residue Gathering, LLC	100%	DE
Pennant Trunkline Gathering, LLC	100%	DE
UGI Pine Run, LLC	100%	DE
Pine Run Gathering, LLC	49%	DE
Pine Run Midstream, LLC	100%	DE
UGI Biofuels, LLC	100%	DE
GHI Energy, LLC	100%	TX
UGI Ag-Grid, LLC	100%	DE
UGI Broad Mountain RNG, LLC	100%	DE
UGI Dakota, LLC	100%	DE
UGI NEO, LLC	100%	DE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI Cayuga, LLC	100%	DE
Cayuga RNG Holdings, LLC	99%	DE
Allen Farms RNG, LLC	100%	DE
BERGEN RNG, LLC	100%	DE
EL-VI RNG, LLC	100%	DE
New Hope RNG, LLC	100%	DE
Spruce Haven RNG, LLC	97.8%	DE
UGI Hamilton, LLC	100%	DE
Hamilton RNG Holdings, LLC	90%	DE
Synthica St. Bernard, LLC	100%	DE
UGI Gathering, LLC	100%	DE
UGI Ponderosa, LLC	100%	DE
UGI Texas Creek, LLC	100%	DE
UGI Marcellus, LLC	100%	DE
UGI Peaking, LLC	100%	DE
UGI Bethlehem LNG, LLC	100%	DE
UGI Carlisle LNG, LLC	100%	DE
UGI Manning LNG, LLC	100%	DE
UGI Propane Air, LLC	100%	DE
UGI Steelton LNG, LLC	100%	DE
UGI Transmission, LLC	100%	DE
UGI LNG, Inc.	100%	DE
UGI Mt. Bethel Pipeline Company, LLC	100%	DE
UGI PennEast, LLC	100%	DE
PennEast Pipeline Company, LLC	20%	DE
UGI Storage Company	100%	PA
UGI Sunbury, LLC	100%	DE
UGID Solar, LLC	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL, LLC	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings B.V.	100%	NETHERLANDS
DVEP Investeringen B.V.	100%	NETHERLANDS
De Vrije Energie Producent B.V.	100%	NETHERLANDS
Qwint B.V.	100%	NETHERLANDS
Flaga GmbH	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas Finland Oy	100%	FINLAND
Kosan Gas Norge A/S	100%	NORWAY
Kosan Gas Sverige AB	100%	SWEDEN
Zentraleuropa LPG Holding GmbH	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Flaga GPL Romania S.r.l.	100%	ROMANIA

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
Flaga Hungaria Kft.	100%	HUNGARY
Flaga spol s.r.o.	100%	SLOVAKIA
Flaga s.r.o.	100%	CZECH REPUBLIC
UGI France	100%	FRANCE
Antargaz Belgium N.V.	100%	BELGIUM
Antargaz B.V.	100%	NETHERLANDS
Antargaz Luxembourg S.A.	100%	LUXEMBOURG
EnergySud S.A.	100%	BELGIUM
Gasbottling N.V.	100%	BELGIUM
Antargaz	100%	FRANCE
Antargaz Energies	100%	FRANCE
WEKAN	50%	FRANCE
Cobogal	50%	FRANCE
Geogaz - Lavera	21.57%	FRANCE
Gie Donges	50%	FRANCE
Groupement Technique Citernes	25%	FRANCE
Norgal	61.06%	FRANCE
Butane Du Havre	37.3%	FRANCE
Redeo Antargaz	100.00%	FRANCE
Rhone Gaz	50.62%	FRANCE
Sobegal	72%	FRANCE
SoGaCYP	50%	FRANCE
SP Queven	50%	FRANCE
Stogaz	100%	FRANCE
Antargaz Solaire	100%	FRANCE
UGI International Sustainable Solutions B.V.	100%	NETHERLANDS
Dimeta B.V.	50%	NETHERLANDS
Circular Fuels Limited	100%	UNITED KINGDOM
Circular Fuels Arboretum Limited	100%	UNITED KINGDOM
UGI Midlands Limited	100%	UNITED KINGDOM
AvantiGas Limited	100%	UNITED KINGDOM
Avanti Renewables Limited	50%	UNITED KINGDOM
Lister Gases Limited	100%	UNITED KINGDOM
LPG 4 U Limited	100%	UNITED KINGDOM
LPG Direct Limited	100%	UNITED KINGDOM
Premier LPG Limited	100%	UNITED KINGDOM
AvantiGas On Ltd.	100%	UNITED KINGDOM
UniverGas Italia S.r.l.	100%	ITALY
Alanno Gas S.c.a.r.l.	54%	ITALY
Foligno Gas S.r.l.	51%	ITALY
Montemarcian Gas S.c.a.r.l.	51%	ITALY
UGI Malta Ltd.	100%	MALTA
UGI ROMANIA, INC.	100%	PA

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
OPERATION SHARE ENERGY FUND	100%	PA
UGI CENTRAL PENN PROPANE, LLC	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN HVAC SERVICES, INC.	100%	PA
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)    AmeriGas Propane, Inc. holds a non-economic general partner interest and a 33.85% limited partner interest, and AmeriGas Propane Holdings, Inc. holds a 66.15% limited partner interest.

(2)    AmeriGas Propane GP, LLC holds a 1.0101% general partner interest; AmeriGas Partners, L.P. holds a 98.8899% limited partner interest; and AmeriGas Eagle Holdings, Inc. holds a 0.1% limited partner interest.

(3) Doing business as Cynch in Arizona, California, Colorado, District of Columbia, Florida, Georgia, Illinois, Nevada, New Jersey, North Carolina, Pennsylvania, Tennessee, Texas and Washington.

(4) Doing business as Propane Transport International in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

(5) Doing business as PTI in Alabama, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maine, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wisconsin and Wyoming.

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